UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 16, 2011

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code     (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events

As previously disclosed, Prime Financial L.L.C. (“Prime”), which is a subsidiary of LSB Industries, Inc. (the “Company”), South Padre Island Development, LLC (“PID”), Landmark Land Company, Gerald G. Barton and Jack E. Golsen (the Company’s Chairman of the Board and Chief Executive Officer) entered into a Real Estate Purchase Contract, effective September 8, 2011, as amended by the First Amendment to Real Estate Purchase Contract, effective October 21, 2011 (the “Purchase Contract”), providing, among other things, for Prime’s purchase from PID of certain undeveloped land located in Laguna Vista, Texas for a purchase price of $2,500,000.  On December 16, 2011, the parties entered into a Second Amendment to Real Estate Purchase Contract (the “Second Amendment”) extending Prime’s inspection period from December 21, 2011, to January 27, 2012, which results in the closing date being extended until February 27, 2012.  A copy of the Second Amendment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Section 9 – Financial Statements and Exhibits

  Item 9.01.  Financial Statements and Exhibits.

(c)      Exhibits.

99.1
Second Amendment to Real Estate Purchase Contract, effective December 16, 2011, by and among South Padre Island Development, LLC, Prime Financial L.L.C., Landmark Land Company, Gerald G. Barton and Jack E. Golsen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 22, 2011

LSB INDUSTRIES, INC.

By: /s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President of Finance,
Chief Financial Officer